Exhibit 99.1

CONTACTS:

MEDIA:

Fred Solomon

(412) 762-4550

corporate.communications@pnc.com

INVESTORS:

William H. Callihan

(412) 762-8257

investor.relations@pnc.com

PNC ANNOUNCES REDEMPTION OF NATIONAL CITY CAPITAL TRUST III

TRUST PREFERRED SECURITIES

PITTSBURGH, April 10, 2012 – The PNC Financial Services Group, Inc. (NYSE: PNC) today announced that it has submitted a redemption notice to the property trustee for redemption on May 25, 2012 of all of the outstanding trust preferred securities issued by National City Capital Trust III in the amount of $500,000,000 (NYSE: NCCPRB) (CUSIP 63540X201). The trust preferred securities have a current distribution rate of 6.625 percent and an original scheduled maturity date of May 25, 2047. The redemption price will be $25 per trust preferred security plus any accrued and unpaid distributions to the redemption date of May 25, 2012. The redemption is consistent with the capital plan submitted to the Board of Governors of the Federal Reserve and will be funded with available cash.

The paying agent is The Bank of New York Mellon Trust Company, N. A., 525 William Penn Place, Suite 153-3800, Pittsburgh, PA 15259.

The PNC Financial Services Group, Inc. (www.pnc.com) is one of the nation’s largest diversified financial services organizations providing retail and business banking; residential mortgage banking; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management and asset management.

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